PROMISSORY NOTE

Dated: 24 April 2014

Oliver Bengough of Flat 3, Hans Place, Kensington, London, SW1X 0LA for value received (Promisor) promises to pay to JJAT Corp., a Delaware corporation (Payee) US$688,062 representing the Promisor’s 50% share of the Transaction Expenses (as defined in the certain shareholders’ agreement dated 12 February 2014, between, amongst others, the Promisor and the Payee (SHA)) over and above US$4,000,000 in accordance with clause 3.1 of the SHA (Principal Amount) on the date falling eighteen months from the date stated at the beginning of this promissory note (Due Date).

Interest shall accrue on the Principal Amount outstanding from time to time under this promissory note at the rate of 8% per annum (Interest). The Interest shall accrue on a daily basis and shall be payable on the first 12 month anniversary of the date of this promissory note with any remaining balance payable on the Due Date.

The Promisor shall have a cure period of 60 business days in respect of any payment of Interest and/or Principal Amount due under this promissory note.

In accordance with clause 3.1 of the SHA, any amount outstanding under this promissory note shall be reduced by an amount equal to 50% of any payments made by OBAR Camden Holdings Limited or OBAR Camden Limited to the Payee from time to time pursuant to the Senior Promissory Note issued by OBAR Camden Holdings Limited and OBAR Camden Limited in favour of the Payee on or around the date hereof) (the Obar Expense Note).

All payments shall be made in US dollars in immediately cleared funds in full and without any deduction or withholding.

The Promisor hereby waives presentment, demand for payment, notice of dishonour, protest and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this promissory note.

This promissory note is personal to the parties and neither party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this promissory note.

This promissory note (and any non-contractual obligations arising out of or in connection with it) shall be governed by, and construed in accordance with, the law of England and Wales. The Promisor irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim arising out of or in connection with this promissory note.

This promissory note has been entered into as a deed on the date stated at the beginning of it.

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Executed as a deed by

OLIVER BENGOUGH

in the presence of:

Witness Name:

Witness Signature:

Address:

Occupation:

Executed as a deed by

KOKO (CAMDEN) LIMITED

acting by Robert Ellin, a director,

in the presence of:

Witness Name:

Witness Signature:

Address:

Occupation:

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